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                                                                   EXHIBIT 99.1g

                             ARTICLES OF AMENDMENT
                                       OF
                   THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.


     The Prudential Investment Portfolios, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The designation of the "Prudential Jennison Growth & Income Fund" series of capital stock is hereby changed to be the "Prudential Jennison Equity Opportunity Fund" series of common stock.

     SECOND: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the series of stock of the Corporation.

     THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law and have been approved by a majority of the entire Board of Directors of the Corporation without action by the stockholders in accordance with Section 2-605(a)(2) of the Maryland General Corporation Law.

     FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on May 30, 2000.

     IN WITNESS WHEREOF, THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on May 23, 2000.


                                             THE PRUDENTIAL INVESTMENT
                                             PORTFOLIOS, INC.


                                             By: /s/ Robert F. Gunia
                                                 -------------------------------
                                                 Robert F. Gunia
                                                 Vice President

Attest: /s/ Marguerite E.H. Morrison
        -------------------------------
        Marguerite E.H. Morrison
        Secretary
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     THE UNDERSIGNED, Vice President of The Prudential Investment Portfolios,
Inc., who executed on behalf of said Corporation the foregoing amendments to the charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


                              /s/ Robert F. Gunia
                              -------------------------------
                              Robert F. Gunia
                              Vice President

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